EXHIBIT 23.2

October 17, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the EnerJex Resources, Inc. Stock Incentive of our report dated June 23, 2008, with respect to our audit of the financial statements of EnerJex Resources, Inc. included in its Annual Report on Form 10-K as of March 31, 2008 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC

Kansas City, Missouri